                                                                     Exhibit 3.2


                             AMENDED AND RESTATED

                                  BY-LAWS OF

                                      OF

                            CFM TECHNOLOGIES, INC.


                                   ARTICLE I
                                   ---------

                            LOCATION OF CORPORATION
                            -----------------------

          Section 1.  Principal Office.  The principal office of this
          ----------------------------
Corporation shall be located at 1381 Enterprise Drive, West Chester, PA  19380.

          Section 2.  Other Offices.  This Corporation may also have offices at
          -------------------------
such other places within or without the Commonwealth of Pennsylvania as its Board of Directors may from time designate.


                                  ARTICLE II
                                  ----------

                                 SHAREHOLDERS
                                 ------------


          Section 1.  Place of Meeting.  Meetings of shareholders shall be held
          ----------------------------
at the principal office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors.

          Section 2.  Annual Meeting.  An annual meeting of shareholders for the
          --------------------------
election of directors and the transaction of such other business as may properly come before the meeting shall be held in each calendar year. The Board of Directors shall, by resolution, set the date, time and place of the annual meeting. If no date, time and place is set by the Board of Directors, the annual meeting shall be held on the first day of May in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day at 10:00 A.M.

          Section 3.  Special Meetings.  Special meetings of shareholders may be
          ----------------------------
called at any time by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer of the Corporation. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the time of the meeting which, if the meeting is called by the Board of Directors, shall be held not more than 60 days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

          Section 4.  Notice.  Written notice, stating the place, day and hour
          ------------------
of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted, shall be given by, or at the direction of, the Secretary of the Corporation to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, or ten days in the case of a meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

          Section 5.  Quorum and Adjournment.  The presence, in  person or by
          ----------------------------------
proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Any regular or special meeting of shareholders, including one at which directors are to be elected, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.
The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Notwithstanding the foregoing, (i) those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors and (ii) those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

          Section 6.  Telephone Meetings.  The Board of Directors may provide by
          ------------------------------
resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

          Section 7.  Action by Shareholders.  Except as may be otherwise
          ----------------------------------
required by law or specified in the Articles of Incorporation or in a By-Law adopted by the shareholders, whenever any corporate action is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

          Section 8.  Written Consent.  Any action required or permitted to be
          ---------------------------
taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

          Section 9.  Shareholders List.  The officer or agent having charge of
          -----------------------------
the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each such shareholder. The list shall be produced and kept open at the time and place of each meeting of shareholders and shall be subject to the inspection of any shareholder during the meeting for the purposes thereof.

          Section 10.  Record Date.  The Board of Directors may fix a time prior
          ------------------------
to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

          Section 1.  Board of Directors.  Unless otherwise provided by law, all
          ------------------------------
powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors of the Corporation shall be set by resolution of the Board.

          Section 2.  Election and Term of Office.  Except as provided in these
          ---------------------------------------
By-Laws, directors shall be elected by the shareholders. Each director shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the Corporation. Directors shall hold office for one year and until their successors have been selected and qualified, or until their earlier death, resignation or removal.

          Section 3.  Vacancies.  Vacancies in the Board of Directors, including
          ---------------------
vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors though less than a quorum, or by a sole remaining director. A director selected to fill a vacancy shall serve for the balance of the unexpired term.

          Section 4.  Annual Meeting.  An annual meeting of the Board of
          --------------------------
Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine, for the purpose of organization of the Board, election of officers and the transaction of any other business as may properly be brought before the meeting. No notice of any kind of the annual meeting of the Board of Directors need be given to either old or new directors.

          Section 5.  Regular Meetings.  Regular meetings of the Board of
          ----------------------------
Directors may be held at such times and at such places as the directors may determine from time to time. Notice of regular meetings need not be given.

          Section 6.  Special Meetings.  Special meetings of the Board of
          ----------------------------
Directors may be called by the President or by a majority of the directors then in office. Notice of every special meeting shall be given to each director not later than the third day immediately preceding the day of such meeting. Such notice shall state the time, place and purpose or purposes of the meeting.

          Section 7.  Telephone Meetings.  The Board of Directors may
          ------------------------------
participate in meetings of the Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Directors so participating will be deemed present at the meeting.

          Section 8.  Quorum.  A majority of the directors in office shall be
          ------------------
necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

          Section 9.  Unanimous Consent.  Any action required or permitted to be
          -----------------------------
taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the directors in office and shall be filed with the Secretary of the Corporation.

          Section 10.  Payments to Directors.  The directors may be reimbursed
          ----------------------------------
for the expenses of attending Board meetings and committee meetings and may be paid a fixed sum for attendance at each meeting or such other compensation for their services as may, from time to time, be fixed by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 11.  Salaries.  The salaries and other compensation of
          ---------------------
officers and assistants shall be fixed by the Board of Directors.

          Section 12.  Distributions.  The directors may, to the extent
          --------------------------
permitted by law, authorize and the Corporation may make distributions from time to time.


                                  ARTICLE IV
                                  ----------

                                  COMMITTEES
                                  ----------

          Section 1. Establishment and Powers.  The Board of Directors may, by
          -----------------------------------
resolution adopted by a majority of the directors in office, establish one or more committees to serve at the pleasure of the Board, consisting in each case of one or more directors, and may designate one or more directors as alternate members of such a committee. Any committee, to the extent provided in the resolution by which it is established, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

               (a) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law of 1988, as amended;

               (b) The creation or filling of vacancies in the Board of Directors;

               (c)  The adoption, amendment or repeal of these By-Laws;

               (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

               (e) Action on matters committed by a resolution of the Board of Directors to another committee of the Board of Directors.

In the absence or disqualification of a member and alternate member or members of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.

          Section 2.  Quorum.  A majority of the directors appointed to a
          ------------------
committee shall constitute a quorum for the transaction of business, and the acts of a majority of the directors appointed to a committee present and voting at a meeting of the committee at which a quorum is present shall be the acts of the committee.

          Section 3.  Meetings and Notices.  A committee may, by resolution, fix
          --------------------------------
regular meeting dates of which no notice need be given to members of the committee. Special meetings of a committee may be held at the call of the chairman of the committee upon such notice as is provided in these By-Laws for special meetings of the Board of Directors. Any action required or permitted to be taken at a meeting of the members of a committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the members of the committee and shall be filed with the Secretary of the Corporation.

                                   ARTICLE V
                                   ---------

                                   OFFICERS
                                   --------

          Section 1.  Number.  The officers of the Corporation shall be a
          ------------------
President, a Secretary, and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed, and, in addition, the Corporation may have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may elect. All officers shall be natural persons of full age. Any number of offices may be held by the same person. Officers may but need not be shareholders or members of the Board of Directors.

          Section 2.  Election.  The officers and assistant officers shall be
          --------------------
elected or appointed by the Board of Directors at its annual meeting, or as soon thereafter as possible, and shall hold office for a term of one year and until their successors are selected and qualified or until their earlier death, resignation or removal by the Board of Directors.

          Section 3.  Vacancies.  A vacancy by reason of death, resignation or
          ---------------------
removal of any officer or assistant officer or by reason of the creation of a new office may be filled by the Board of Directors.

          Section 4.  General Duties.  All officers and assistant officers, as
          --------------------------
between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws and as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

          Section 5.  President.  The President shall be the chief executive
          ---------------------
officer of the Corporation and shall have active executive management of its operations, subject, however to the control of the Board of Directors. The President shall, in general, perform all duties incident to the office of President and such other duties as may be assigned by the Board of Directors. The President shall preside at all meetings of the shareholders and of the Board of Directors.

          Section 6.  Vice Presidents.  The Vice President, or if there shall be
          ---------------------------
more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 7.  Secretary.  The Secretary shall be custodian of the books
          ---------------------
and records of the Corporation other than those in the custody of the Treasurer. The Secretary shall be custodian of the seal and is hereby authorized to affix the seal to all documents, the execution and delivery of which are duly authorized. The Secretary shall record the minutes of all meetings of shareholders and of the Board of Directors and shall be responsible for the giving of all notices of such meetings in accordance with these By-Laws. The Secretary shall, in general, perform such other duties as are incident to the office of Secretary and as may be assigned by the Board of Directors or by the President.

          Section 8.  Treasurer.  The Treasurer shall be the financial officer
          ---------------------
of the Corporation. The Treasurer shall have charge and custody of, and be responsible for, all funds of the Corporation and the books and records relating to the same, and shall deposit all such funds in the name of the Corporation in depositories selected by the Board of Directors. The Treasurer shall render to the President and the Board of Directors, upon request, an account of all transactions taken as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform such other duties as are incident to the office of Treasurer and as may be assigned by the Board of Directors or by the President. The Treasurer shall, if required to do so by the Board of Directors, furnish bond in such form and amount and to cover such risks as the Board of Directors may determine.


                                  ARTICLE VI
                                  ----------

                  INDEMNIFICATION OF DIRECTORS, OFFICERS, AND
                 --------------------------------------------
                           OTHER AUTHORIZED PERSONS
                           ------------------------

          Section 1.  Scope of Indemnification.
          ------------------------------------

          (a)  General Rule.  The Corporation shall indemnify an indemnified
               ------------
     representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

               (1) where such indemnification is expressly prohibited by applicable law;

               (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 6 of this Article or otherwise:

                    (i) to constitute willful misconduct or recklessness within the meaning of 15 Pa. C.S. (S)(S) 513(b) and 1746(b) and 42 Pa. C.S. (S) 8365(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                    (ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or

               (3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 6 of this Article to be otherwise unlawful.

          (b)  Partial Payment.  If an indemnified representative is entitled to
               ---------------
     indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

          (c)  Presumption.  The termination of a proceeding by judgment, order,
               -----------
     settlement or conviction or upon a plea of nolo contendere or its
                                                ---------------
     equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

          (d)  Definitions.  For purposes of this Article:
               -----------

               (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

               (2) "indemnified representative" means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the board of directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

               (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

               (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

          Section 2.  Proceeding Initiated by Indemnified Representatives.
          ---------------------------------------------------------------
Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or
- ------ ------
participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 6 of this Article or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

          Section 3.  Advancing Expenses.  The Corporation shall pay the
          ------------------------------
expenses (including attorneys's fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1 of this Article or the initiation of or participation in which is authorized pursuant to Section 2 of this Article upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 6 of this Article that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

          Section 4.  Securing of Indemnification Obligations.  To further
          ---------------------------------------------------
effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the termination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

          Section 5.  Payment of Indemnification.  An indemnified representative
          --------------------------------------
shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Corporation.

          Section 6.  Arbitration.
          -----------------------

               (a)  General Rule.  Any dispute related to the right to
                    ------------
indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

               (b)  Burden of Proof.  The party or parties challenging the
                    ---------------
right of an indemnified representative to the benefits of this Article shall have the burden of proof.

               (c)  Expenses.  The Corporation shall reimburse an indemnified
                    --------
representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

               (d)  Effect.  Any award entered by the arbitrators shall be
                    ------
final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under
Section 1(a)(2) of this Article in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

          Section 7.  Contribution.  If the indemnification provided for in this
          ------------------------
Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

          Section 8.  Mandatory Indemnification of Directors, Officers, etc.  To
          ------------------------------------------------------------------
the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa. C.S. (S)(S) 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

          Section 9.  Contract Rights; Amendment or Repeal.  All rights under
          ------------------------------------------------
this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

          Section 10.  Scope of Article.  The rights granted by this Article
          -----------------------------
shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

          Section 11.  Reliance or Provisions.  Each person who shall act as an
          -----------------------------------
indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.

          Section 12.  Interpretation.  The provisions of this Article are
          ---------------------------
intended to constitute by-laws authorized by 15 Pa. C.S. (S)(S) 513 and 1746 and 42 Pa. C.S. (S) 8365.


                                  ARTICLE VII
                                  -----------

                              STOCK CERTIFICATES
                              ------------------

          Section 1.  Issuance.  Stock certificates shall be issued to all
          --------------------
shareholders. Stock certificates shall be executed, by facsimile or otherwise, by the President or any Vice President and the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer, or by such other officers as the Board of Directors may direct. The fact that an officer whose signature, manual or in facsimile, appears on any stock certificate shall cease to be an officer of the Corporation, either before or after such certificate is issued, shall not invalidate such certificate. The signature of a transfer agent or registrar appearing on a stock certificate may be a facsimile, engraved or printed.

          Section 2.  Loss or Destruction of Stock Certificates.  In case of
          -----------------------------------------------------
loss or destruction of a stock certificate, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction and, in the discretion of the Board of Directors, upon the posting of a bond or other indemnity in an amount satisfactory to the Board.


                                 ARTICLE VIII
                                 ------------

                                    NOTICES
                                    -------

          Section 1.  Notice.  Whenever written notice is required to be given
          ------------------
to any person by law, the Articles of Incorporation or these By-Laws, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the address (or the telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of a director, to the address supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

          Section 2.  Waiver of Notice.  Whenever any written notice is required
          ----------------------------
to be given under law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


                                  ARTICLE IX
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          Section 1.  Validity.  Any note, mortgage, evidence of indebtedness,
          --------------------
contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the President or any Vice President or the Secretary or the Treasurer of the Corporation, or by such other officer or officers as the Board of Directors may from time to time designate, shall be deemed to be properly executed for and in behalf of the Corporation.

          Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be
          -----------------------
fixed by resolution of the Board of Directors.


                                   ARTICLE X
                                   ---------

                                  AMENDMENTS
                                  ----------

          Section 1.  Amendment.  These By-Laws may be altered, amended or
          ---------------------
repealed and new By-Laws may be adopted by (i) a majority of the votes cast at a duly organized meeting of shareholders or (ii) with respect to those matters that are not by statute committed expressly to the shareholders, by the vote of a majority of the directors of the Corporation present and voting at any duly organized meeting of directors. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the

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

By-Laws, and a copy of the proposed amendment or a summary of the changes to be effected thereby shall be included in, or enclosed with, the notice. No alteration, amendment or repeal of these By-Laws that limits indemnification rights, increases the liability of directors or changes the manner or vote required to make such alteration, amendment or repeal, shall be made except by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon.

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